As filed with the Securities and Exchange Commission on January 15, 2008
                                                 Registration No. 333-

                                  UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                                 Monster Offers
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     7389              26-1548306
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

         8937 Quintessa Cove Street, Las Vegas, NV                89148
       ----------------------------------------------         -----------
            (Address of Principal Executive Offices)           (Zip Code)

                               Nathan Kaup
                      8937 Quintessa Cove Street
                          Las Vegas, NV  89148
                             (702) 575-4816
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value     7,710,000      $0.02       $  154,200   $     6.06
                   ---------------------------------------------------------

TOTAL                7,710,000      $0.02       $  154,200   $     6.06
============================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.02 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  PROSPECTUS

                  Subject to Completion, Dated ________________

                                Monster Offers

           7,710,000 shares of common stock held by stockholders

This prospectus relates to the offer for sale of 7,710,000 shares of our common stock by certain existing holders of the securities, referred to as selling security holders throughout this document.

Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of December 31, 2007, we have 19,560,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have a broker dealer file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Selling shareholders will sell at a price of $0.02 per share until their shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.

                 SEE SECTION TITLED "RISK FACTORS" ON PAGE 6.
                 --------------------------------------------

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is _________________

                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
ABOUT THIS OFFERING..................................................... 4
SELECTED FINANCIAL INFORMATION.......................................... 5
RISK FACTORS............................................................ 6
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 6
RISK FACTORS RELATING TO OUR COMPANY.................................... 7
OTHER RISK FACTORS......................................................13
CAPITALIZATION .........................................................19
FORWARD-LOOKING STATEMENTS..............................................19
OFFERING INFORMATION....................................................19
USE OF PROCEEDS.........................................................19
DETERMINATION OF THE OFFERING PRICE.....................................20
DILUTION................................................................20
DESCRIPTION OF BUSINESS.................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............25
LEGAL PROCEEDINGS.......................................................27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............28
EXECUTIVE COMPENSATION..................................................30
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................33
SELLING SECURITY HOLDERS................................................34
PLAN OF DISTRIBUTION....................................................36
DIVIDEND POLICY.........................................................39
DESCRIPTION OF SECURITIES ..............................................40
LEGAL MATTERS...........................................................42
EXPERTS.................................................................42
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................43
WHERE YOU CAN FIND MORE INFORMATION.....................................43
FINANCIAL STATEMENTS....................................................44

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-1
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-7

We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                Our Company

Monster Offers ("the Company") was incorporated in the State of Nevada on February 23, 2007, under the name Tropical PC Acquisition Company. On December 11, 2007, the Company amended its Articles of Incorporation changing its name to Monster Offers. The Company was originally incorporated as a wholly owned subsidiary of Company Tropical PC, Inc., a Nevada corporation. Tropical PC was incorporated September 22, 2004, and, at the time of spin off was not listed on any exchange.

The Company plans to specialize in utilizing technology based Internet media and marketing to generate leads for businesses.

We plan to apply through a broker dealer for OTC-Bulletin Board listing after our Registration Statement becomes effective. Management believes that listing on the OTC-Bulletin will better position the Company to find the financing its needs to move its business plan forward. There are no assurances that we will be able to raise the necessary funding to move our business plan forward.

Since our inception on February 23, 2007 through December 31, 2007, we generated no revenues. For the year ending December 31, 2007 we experienced a net loss of $(6,595). This net loss was contributed to organization expenses of $985 and the expense $5,610 to effectuate the spin-off from Tropical PC. In our December 31, 2007 year-end financials, our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Our principal executive offices and our headquarters are located at: 8937 Quintessa Cove Street, Las Vegas, NV 89148, telephone: (702) 575-4816.

                            About this Offering

Securities Being Offered  7,710,000 common shares by selling shareholders.

Common Stock Outstanding
    Before the Offering:  19,560,000 shares

Common Stock Outstanding
    After the Offering:   19,560,000 common shares.  All of the common
                          stock to be sold under this prospectus will be sold by our existing shareholders. The shares issued to the selling shareholders were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see
                          "Selling Security holders."

Offering Price            The offering price of the common stock is $0.02
                          per share. We plan to ask a broker dealer to apply on our behalf with the NASD Over-the-Counter
                          Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S.
                          Securities and Exchange Commission. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Use of proceeds           We will not receive any proceeds from the sale of
                          the common stock by the selling shareholders.

Risk Factors              See "Risk Factors" and the other information in
                          this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol             Not applicable.  We are not trading on any
                          exchange. We intend have a broker dealer file an application on behalf of the Company for listing on the OTC-Bulletin Board following the effectiveness of this Registration Statement.

                        Selected Financial Information
                        ------------------------------

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."


Summary Operating Information


                                       For the fiscal year ended
                                             December 31, 2007
                                             -----------------
Revenue                                      $          0

Expenses:

Organizational Costs                                  985
Expenses of Spin Off                                5,610
                                             ------------
   Total expenses                                   6,595
                                             ------------

Weighted Average number of common
shares outstanding and fully diluted            19,560,000
                                             =============

Net Income (Loss) per share -
basic and fully diluted                      $      (0.00)
                                             =============

Balance sheet data:
                                             December 31, 2007
                                             -----------------
Working Capital                              $      45,000
Total Assets                                 $      45,000
Stockholders' Equity                         $      39,390


                                   RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition

1. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

As of December 31, 2007, the Company had $45,000 in working cash and equivalents. The Company plans to specialize in utilizing technology based Internet media and marketing to generate leads for businesses. These plans will require additional capital. The Company needs to raise at least four hundred seventy-five dollars ($475,000) in order to fully develop its business plan. The Company currently has enough funds to partially implement its business plan. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations.

Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

2. WE HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND OUR ACTIVITIES, OUR ACCOUNTANTS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

The Company has prepared financial statements as of December 31, 2007 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing. Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering. It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.



                    Risk Factors Relating to Our Company

3. WE MAY NOT BE ABLE TO COMPETE WITH OTHER ONLINE LEAD GENERATION PROVIDERS, ALMOST ALL OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO.

The online internet lead generation industry is domiNathand by large, well-financed firms. We do not have the resources to compete with larger providers of this service. With the minimal resources we have available, we may experience great difficulties in building a customer base. Competition by existing and future competitors could result in our inability to secure any new customers. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Monster Offers cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

4. WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE GENERATED NO REVENUES SINCE OUR INCEPTION ON FEBRUARY 23, 2007 AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Our company was incorporated on February 23, 2007; we have realized no revenues since our inception. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

5. NEW TECHNOLOGIES COULD BLOCK OR FILTER OUR ADS, WHICH COULD REDUCE THE EFFECTIVENESS OF OUR SERVICES AND LEAD TO A LOSS OF CUSTOMERS.

Technologies may be developed that can block the display of our ads. We expect to derive a portion our revenues from fees paid to us by advertisers in connection with the display of ads on web pages. Any ad-blocking technology effective against our ad placements could severely restrict the number of advertisements that we are able to place before consumers resulting in a reduction in the attractiveness of our services to advertisers. If advertisers determine that our services are not providing substantial value, we may suffer a loss of clients. As a result, ad-blocking technology could, in the future, substantially decrease the number of ads we place resulting in a decrease in our revenues.


6. WE HAVE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO CONTINUE OFFERING OUR ADVERTISING CLIENTS COMPETITIVE SERVICES OR WE MAY LOSE CLIENTS AND BE UNABLE TO COMPETE.

Our future success will depend on our ability to continue delivering our advertising clients competitive results-based Internet marketing services.
In order to do so, we will need to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance of our services. Our failure to adapt to such changes would likely lead to a loss of clients or a substantial reduction in the fees we would be able to charge versus competitors who have more rapidly adopted improved technology. Any loss of clients or reduction of fees would adversely impact our revenue. In addition, the widespread adoption of new Internet technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or infrastructure. If we are unable to pass all or part of these costs on to our clients, our margins and, therefore, profitability will be reduced.

7. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Footnote 3 to Financial Statements included in this registration statement, our auditors have given us a Going Concern comment. This raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period February 23, 2007 (inception) to December 31, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

8. WE FACE INTENSE AND GROWING COMPETITION, WHICH COULD RESULT IN PRICE REDUCTIONS, REDUCED OPERATING MARGINS AND LOSS OF MARKET SHARE.

The market for Internet advertising and related services is highly competitive. If we fail to compete effectively against other Internet advertising service companies, we could lose advertising clients and our revenues would decline. We expect competition to continue to increase because there are no significant barriers to entry. Our principal competitors include other on-line companies that provide advertisers with results-based advertising services, including advertising networks such as Google, aQuantive, Advertising.com, QuinStreet and ValueClick. In addition, we compete with large interactive media companies with strong brand recognition, such as AOL, Microsoft and Yahoo!, that sell advertising inventory directly to advertisers. We also compete with traditional advertising media, such as direct mail, television, radio, cable and print, for a share of advertisers' total advertising budgets.

Many current and potential competitors have advantages over us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising space on high-traffic web sites, and significantly greater financial, technical, marketing and human resources. These companies can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and publishers through increased marketing or other promotions. In addition, existing or future competitors may develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

If we fail to compete successfully, we could have difficulties attracting and retaining advertising clients, which may decrease revenues and adversely affect our operating results. Increased competition may also result in price reductions that cannot be offset by cost reductions resulting in substantial decreases in operating income.

9.  WE MAY NOT BE ABLE TO FIND SUITABLE EMPLOYEES.

The Company currently relies heavily upon the services and expertise of our sole officer and director. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. Our sole officer is the only employed personnel at the outset of operations. Our sole officer can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

10.  WE MAY NOT EVER PAY CASH DIVIDENDS.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. (See "CAPITALIZATION")


11.  WE ARE SUBJECT TO GOVERNMENT REGULATION.

Our business is subject to existing laws and regulations that have been applied to Internet communications, commerce and advertising. New laws and regulations may restrict specific Internet activities, and existing laws and regulations may be applied to Internet activities, either of which could increase our costs of doing business over the Internet and adversely affect the demand for our advertising services. In the United States, federal and state laws already apply or may be applied in the future to areas, including children's privacy, copyrights, taxation, user privacy, search engines, Internet tracking technologies, direct marketing, data security, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, acceptable content and quality of goods and services.

In addition to government regulation, privacy advocacy groups and the technology and direct marketing industries may consider various new, additional or different self-regulatory standards applicable to the Internet. Governments, trade associations and industry self-regulatory groups may enact more burdensome laws, regulations and guidelines, including consumer privacy laws, affecting our clients, publishers and us, which could harm our business by increasing compliance costs or limiting the scope of our business.

12. WE MAY BE LIABLE FOR CONTENT IN THE ADVERTISEMENTS WE DELIVER FOR OUR CLIENTS RESULTING IN UNANTICIPATED LEGAL COSTS.

We may be liable to third parties for content in the advertising we deliver if the artwork, text or other content involved violates copyrights, trademarks or other third-party intellectual property rights or if the content is defamatory. Although substantially all of our contracts include both warranties from our advertisers that they have the right to use and license any copyrights, trademarks or other intellectual property included in an advertisement and indemnities from our advertisers in the event of a breach of such warranties, a third party may still file a claim against us. Any claims by third parties against us could be time-consuming, could result in costly litigation and adverse judgments. Such expenses would increase our costs of doing business and reduce our net income per share. In addition, we may find it necessary to limit our exposure to such risks by accepting fewer or more restricted advertisements leading to loss of revenue.

13. BECAUSE OUR AFFILIATE PROGRAMS GENERALLY CAN BE CANCELLED BY THE CLIENT WITH LITTLE OR NO NOTICE OR PENALTY, THE TERMINATION OF ONE OR MORE PROGRAM COULD RESULT IN AN IMMEDIATE DECLINE IN OUR REVENUES.

We expect derive the majority of our revenues from marketing services under short-term insertion order contracts with advertising clients and web site publishers, which may be cancelled upon thirty (30) days or less notice. In addition, the client contracts generally do not contain penalty provisions for cancellation before the end of the contract term. The short contract terms in general reflect the limited timelines, budgets and customer acquisition goals of specific advertising campaigns and are consistent with industry practice. The non-renewal, re-negotiation, cancellation or deferral of large contracts or a number of contracts that in the aggregate account for a significant amount of revenues, could cause an immediate and significant decline in our revenues and harm our business.

14. OUR PRINCIPAL STOCKHOLDERS, AND SOLE OFFICER AND DIRECTOR OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our principal stockholders beneficially owns approximately, or has the right to vote approximately 57% of our outstanding common stock. As a result, this stockholder, acting alone, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

15. SECURITY AND PRIVACY BREACHES COULD SUBJECT US TO LITIGATION AND LIABILITY AND DETER CONSUMERS FROM USING OUR NETWORK.

While we plan to employ security measures typical of our industry, including encryption technology, we could be subject to litigation and liability if third parties penetrate our network security or otherwise misappropriate our users' personal or credit card information. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. It could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. In addition, the Federal Trade Commission and other federal and state agencies have investigated various Internet companies in connection with their use of personal information. We could be subject to investigations and enforcement actions by these or other agencies. In addition, we license on a very limited basis customer names and street addresses to third parties. Although we provide an opportunity for our customers to remove their names from our user list, we nevertheless may receive complaints from customers for these license arrangements.

The need to transmit confidential information securely has been a significant barrier to electronic commerce and communications over the Internet. Any compromise of security could deter people from using the Internet in general or, specifically, from using the Internet to conduct transactions that involve transmitting confidential information, such as purchases of goods or services. Many marketers seek to offer their products and services on our distribution network because they want to encourage people to use the Internet to purchase their goods or services. Internet security concerns could frustrate these efforts. Also, our relationships with consumers may be adversely affected if the security measures we use to protect their personal information prove to be ineffective. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect customers' personal information. We have no insurance coverage for these types of claims. In addition to direct losses from claims, if consumers are leery of using our system, we may not be able to attract advertisers to our network leading to a decline in revenues.

Furthermore, our computer servers or those of our third-party service providers, if any, may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any such breaches. We may be unable to prevent or remedy all security breaches. If any of these breaches occur, we could lose marketing clients, distribution publishers and visitors to our distribution network resulting in a decline in revenues and, ultimately, profitability.

16. IF THE ACCEPTANCE OF ONLINE ADVERTISING AND ONLINE DIRECT MARKETING DOES NOT INCREASE, OUR BUSINESS WILL SUFFER.

The demand for online marketing may not develop to a level sufficient to support our continued operations or may develop more slowly than we expect. We expect to derive our revenues from contracts with advertiser clients under which we provide online marketing services through our offer distribution network. The Internet has not existed long enough as a marketing medium to demonstrate its effectiveness relative to traditional marketing methods. Advertisers that have historically relied on traditional marketing methods may be reluctant or slow to adopt online marketing. Many advertisers have limited or no experience using the Internet as a marketing medium. In addition, advertisers that have invested substantial resources in traditional methods of marketing may be reluctant to reallocate these resources to online marketing. Those companies that have invested a significant portion of their marketing budgets in online marketing may decide after a time to return to more traditional methods if they find that online marketing is a less effective method of promoting their products and services than traditional marketing methods. Moreover, the Internet-based companies that have adopted online marketing methods may themselves develop more slowly than anticipated or not at all. This, in turn, may result in slower growth in demand for the online direct marketing services of the type we provide.

We do not know if accepted industry standards for measuring the effectiveness of online marketing, particularly of the cost per action model most commonly used by us, will develop. An absence of accepted standards for measuring effectiveness could discourage companies from committing significant resources to online marketing. Moreover, advertisers may determine that the cost per action pricing model is less effective in achieving, or entirely fails to achieve, their marketing objectives. If the market for Internet advertising fails to continue to develop, develops more slowly than we expect, or rejects our primary cost per action pricing model, our ability to place offers and generate revenues could be harmed.


                              Other Risks Factors

17.  THESE SECURITIES ARE OFFERED AT AN ARBITRARY OFFERING PRICE.

The offering price of the Common Shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar internet lead generation suppliers, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this Offering. (See "PLAN OF DISTRIBUTION")

18. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock and no preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19. IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 7,710,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

20. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

     (a) that a broker or dealer approve a person's account for transactions in penny stocks; and

     (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

21. THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of 7,710,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Monster Offers or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

22. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

23. LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law [NRS 78.138(7)], all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders' ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).


24. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

25. MONSTER OFFERS WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SELLING OF SHARES OFFERED IN THIS PROSPECTUS.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus.

26. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE WITH THE SEC, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

27. WE WILL BE EXPOSED TO RISKS RELATING TO THE EVALUATIONS OF INTERNAL CONTROL OVER FINANCIAL REPORTING REQUIRED BY SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 AND OUR FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING COULD RESULT IN A NEGATIVE IMPACT ON OUR BUSINESS.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Ultimately, our management will be responsible for assessing the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm will be requested to attest to that assessment. This issue becomes more problematic, since we only have one officer and director at this time. We are required to completely document and test our internal control systems and procedures for financial reporting as part of this process. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative impact in seeking future funding our business.

                                   CAPITALIZATION

The following table sets forth, as of December 31, 2007 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


Liabilities and Stockholders' Equity

Current liabilities:
     Accounts Payable                                          5,610
                                                         -------------
    Total current liabilities                                  5,610

Stockholders' equity:
   Common stock, $0.001 par value, 75,000,000
    shares authorized, 19,560,000 issued and outstanding
    as of December 31, 2007                                    19,560
   Additional paid-in capital                                  26,425
   (Deficit) accumulated during development
    stage                                                      (6,595)
                                                         -------------
                                                               39,390
                                                         -------------
                                                         $     45,000
                                                         =============

                       FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Monster Offers, and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Monster Offers 's future results and could cause those results to differ materially from those expressed in such forward looking statements.


                              OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 7,710,000 share of common stock in connection with the resale of shares of common stock issued by us in three separate transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. (See "Liquidity and Capital Resources" Section.)

The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.


                               USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                          DESCRIPTION OF BUSINESS

History of Company
------------------

The Company was organized February 23, 2007 (Date of Inception) under the laws of the State of Nevada, as Tropical PC Acquisition Corporation. The Company was incorporated as a wholly owned subsidiary of Tropical PC, Inc., a Nevada corporation. Tropical PC was incorporated September 22, 2004, and is not listed on any exchange. On December 11, 2007, the Company amended its Articles of Incorporation changing its name from Tropical PC Acquisition Corporation to Monster Offers.

The directors of Tropical PC, Inc. approved a spin off of its Monster Offers subsidiary in the form of a stock dividend as of December 31, 2007 (the "Record Date"). The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and outstanding as of the record date.

Tropical PC spun off its wholly owned Monster Offers subsidiary in exchange for $5,000. The spin-off transaction was accomplished by the exchange of $5,000 for a subsidiary which included the same shareholder base as Tropical PC. It did not include the transfer of any hard assets or liabilities. This spin off was valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not even received a stock symbol.

Tropical PC retained no ownership in Monster Offers following the spin off. Monster Offers is no longer a subsidiary of Tropical PC, Inc. As part of the purchase of Monster Offers, the Company purchased 600,000 spin-off shares from Tropical PC's original founder at par value. These 600,000 shares were returned to the Monster Offers treasury to be used as future officer compensation, contingent on making Monster Offers profitable over the next two years.

Our Company

Monster Offers or ("the Company"), is a Nevada Corporation is a technology based Internet media and marketing firm that specializes in generating online internet leads. We provide internet marketing services for our clients, which include advertisers, direct marketers, lead brokers, and agencies, seeking to increase sales and customer contact through online marketing channels.

Our services include the development of advertising campaigns used to market products and/or services online. We also design and host customized web pages.

Our website development is managed by our proprietary Lead Code software platform. This technology platform allows us to acquire marketing online leads for our clients in real-time. This platform generates comprehensive detailed reporting on website activity which allows us to analyze the effectiveness of different marketing campaigns, advertisements and specific promotions. This software tool helps us determine which campaigns are performing at an acceptable level for our clients and which campaigns are achieving an acceptable profit margin for Monster Offers.

Marketing Strategy
------------------

Monster Offers owns and operates a variety of Internet websites. We generate traffic to our websites both internally and from third party Internet advertising. Our Web properties and marketing activities are designed to generate real-time response based marketing results for our clients.

While visiting one of our online websites, consumers are given the opportunity to sign up, purchase and/or ask to be contacted about various product and service offerings. These Web websites generate a variety of transactional results ranging from: (a) Web traffic; (b) inbound telemarketing calls; (c) outbound telemarketing leads; (d) marketable profiled data lists of consumers; (e) targeted response leads; and (f) completed applications for products and services.

We utilize a number of online marketing channels to build our databases. These include but is not limited to:

Email Marketing
---------------

Our websites are promoted through opt-in email marketing. In other words, we ask people who search the internet to sign-up to receive marketing messages. We currently market to multiple consumer and business databases. All data utilized for email marketing is either owned by us or is managed by us.

Search Engine Marketing
-----------------------

We utilize search engine marketing to direct consumers to our websites.
Funds generated from the program will be placed in an open account with each provider and are spent on a Cost-Per-Click auction basis. Google, Yahoo, and Terra Lycos are the primary 3 search engine providers used.

Affiliate Marketing
-------------------

We have just completed an affiliate destination where online publishers can promote Monster Offers exclusive offers and promotions. The new system allows publishers to choose, and manage a particular campaign. Publishers are also provided with real-time commission tracking.

Sales Strategy
--------------

We plan to sell our products and services to a network of participating lead buyers and advertisers in various categories. Some of these categories include the wireless industry, insurance industry, travel industry, auto industry and mortgage industry.

We also plan deliver internet marketing leads to business buyers in a lead auction format. This format allows clients to bid on qualified leads as they are created. Monster Offers plans to deliver to the winning bidder leads generated in real time. Management believes this is the best way to derive the highest revenue per lead in the marketplace.

Software Development
--------------------

Our sole officer is responsible for all Monster Offers' software development, management, and upgrades. He creates all new client accounts and implements lead delivery options based on customer needs. He is currently upgrading the Lead Code platform to facilitate additional feature sets and scalability.

Competition
-----------

The internet on-line marketing information industry is highly competitive. Management believes that the ability to provide proprietary consumer and business databases that provides real time data is a competitive advantage. A number of competitors are active in specific aspects of our business. In the area of business sales lead products, Monster Offer faces competition primarily from Dun & Bradstreet, Acxiom, Experian, infoUSA , Equifax and Harte-Hanks Data Technologies. These major competitors offer online leads directly to the end customer and sell their online leads through reseller networks.


Government Regulation
---------------------

We are subject to federal, state and local laws and regulations affecting our business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

Personnel
---------

We have no employees other than Mr. Kaup, our sole officer/director. He plans to devote 20-30 hours per week of his time to our business. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director.

Facilities and Expenses
-----------------------

Our corporate offices are located at: 8937 Quintessa Cove Street, Las Vegas, NV 89148, and our telephone number at this address is (702) 575-4816, in space provided to us at no cost by our director.

Bankruptcy and Similar Proceedings
----------------------------------

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets
-------------------------------------------

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor
--------------------------------------------------------------------------

We regard our copyrights, service marks, trademarks, pending patents, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark, patent and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, independent contractors, publishers and others to protect our intellectual property rights. Our intellectual property rights have broad application across all of our business activities.

We have registered a number of domain names. Internet regulatory bodies regulate domain names. The regulation of domain names in the United States and in foreign countries is subject to change in the future. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. Therefore, we could be unable to prevent third parties from acquiring domain names that infringe on or otherwise decrease the value of our trademarks and other proprietary rights.

We may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any such license on commercially reasonable terms, if at all, or guarantee that rights granted by any licenses will be valid and enforceable.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Monster Offers and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Management is currently exploring various business strategies to enhance its core business. The analysis of new business opportunities and strategies will be undertaken by or under the supervision of the Company's Officer.

In analyzing prospective businesses opportunities, management will consider, to the extent applicable, the available technical, financial and managerial resources of any given business venture. Management will also consider the nature of present and expected competition; potential advances in research and development; the potential for growth and expansion; the likelihood of sustaining a profit within given time frames; the perceived public recognition or acceptance of products, services, trade or service marks; name identification; and other relevant factors.

Our expansion in, and dependence on, our online direct marketing efforts, coupled with the potential for state and/or federal legislation limiting our ability to contact consumers online will also be considered when evaluating the potential for our future operations, cash flows, and financial position.


Revenues
--------

We generated no revenues for the period from February 23, 2007 (inception) through December 31, 2007. We currently have minimal operations.

As of December 31, 2007, we had cash or cash equivalents of $45,000. The bulk of our expenses include organizational fees and the purchase of a subsidiary from our former parent, Tropical PC, Inc. We are filing this Registration Statement to become a fully reporting Company so that we can apply through a broker dealer for OTC-Bulletin Board listing. Management believes that listing on the OTC-Bulletin will better position the Company to find the financing it needs to move its business plan forward. We expect to be operational within twelve months of obtaining the financing we need. We do not anticipate generating any profit for at least 12-18 months.

Liquidity and Capital Resources
-------------------------------

Our balance sheet as of December 31, 2007 reflects cash assets of $45,000 and $5,610 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On December 11, we issued 11,250,000 par value $0.001 common shares of stock to the Company's founder for $11,250 cash. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Monster Offers was a wholly-owned subsidiary of Tropical PC. The shares of Monster Offers were issued to each of Tropical PC's shareholders as a spin-off dividend of Tropical PC, Inc. on a proportional basis. The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and
outstanding as of the record date.   The Company purchased 600,000 spin-off
shares from Tropical PC's original founder at par value. These 600,000 shares were returned to the Monster Offers treasury to be used as future officer compensation, contingent on making Monster Offers profitable over the next two years.

In December, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 7,500,000 shares of its $0.001 par value common stock to non-affiliated investors for cash of $33,750 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934 offering to thirty shareholders. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

There have been no other issuance of shares since our inception on February 23, 2007. As of December 31, 2007, we have a total of approximately forty-nine (49) shareholders.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $475,000 to forward our business plan, and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to doNathan funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds doNathand. No agreement exists that our sole officer/director will continue to doNathan funds to the operations of the Company for the next twelve months; therefore, there is no guarantee that he will continue to do so in the future.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.


Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                               LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of the Company as of the date of this Memorandum:


      Name              Age       Position
------------------------------------------------------------------
      Nathan Kaup         30        Director/President/CFO/Secretary



All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of our sole officer/director.

Nathan Kaup - Director/President/CFO/Secretary
--------------------------------------------

Kaup and Crowder Enterprises
Las Vegas, NV
2006 - 2007
President

Western Residential Mortgage
2005 - 2006
Sales/Marketing

Las Vegas Review Journal Newspaper
Las Vegas, NV
2003 - 2005
Advertising Executive

JW Marriott Hotel
Las Vegas, NV
2002 - 2003
Front Desk Manager

Professional Baseball Player
Tampa Bay Devil Rays
2000 - 2002
2002 forced retirement due to injury

Education:

Attended Oklahoma State University
1996 to 1998
International Business/Marketing

UNLV - 1999 to 2002 (GRADUATED)
Las Vegas, NV
Major - Criminal Justice
Minor - Sociology

Mr. Kaup does not devote all of his time to our operations. He is involved in other activities. Mr. Kaup currently devotes approximately 20-30 hours per week to company matters. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Kaup intends to limit his role in his other activities and devote more of his time to the Company after we attain a sufficient level of revenues to support him full time.


Involvement in Certain Legal Proceedings

Our director, executive officer and control person have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company. Monster Offers intends to pay salaries when cash flow permits.


SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and       Year                             Other Annual    Stock
Principal Position  End  Salary ($)   Bonus ($)   Compensation ($) Awards($)
-----------------------------------------------------------------------------
Nathan Kaup
Director/President/
CFO/Secretary      2007   -0-          -0-         -0-              -0-

-----------------------------------------------------------------------------


Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted  Stock Securities     LTIP    All Other
Name and Principal Year Award(s)($) Underlying Options/  Payouts Compensation
     Position       End             SARs(#)              ($)     ($)
-----------------------------------------------------------------------------
Nathan Kaup
Director/President/
CFO/Secretary      2007    -0-           -0-             -0-      -0-

-----------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee. We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officers. The executive officers/directors of the Company have agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through December 31, 2007.

Family Relationships
--------------------

Not applicable.

Significant Employees
---------------------

We have no significant employees other than our Officer/Director. We conduct our business through arms-length third parties and independent contractors.


Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Advisory Board
--------------

Monster Offers does not have an advisory board.

Advisor Compensation
--------------------

Monster Offers does not have an advisory board.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31, 2007 the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

We do not have any outstanding options or warrants exercisable for or convertible into shares of our common stock.

                                             AMOUNT OF
                                             SHARES  OF         PERCENT
TITLE OF    NAME OF BENEFICIAL               HELD BY               OF
CLASS       OWNER AND POSITION               OWNER              CLASS(1)
Common      Nathan Kaup (2)                    -0-                -0-
            Director/President/
            CFO/Secretary

Common      Moses Luna, Esq. (3)            11,250,000          57.5%
            Shareholder
----------------------------------------------------------------------------
Common     All Executive Officers
Stock         and Directors as a
              Group (1 persons)               -0-               -0-

(1)  Percent of Class based on 19,560,000 shares.
(2) Nathan Kaup, 8937 Quintessa Cove Street, Las Vegas, NV 89148. Contingent on performance to make the Company profitable in the next two years, Nathan Kaup will be rewarded with 600,000 common shares.
(3)  Moses Luna, Esq., 405 N. Broadway, Santa Ana, CA  92701

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The company's Director has contributed office space for the Company's use for all periods presented. There is no charge to Monster Offers for the space. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses. No written agreement exists that this officer/director will continue to doNathan office space to the operations. Therefore, there is no guarantee that he will not seek reimbursement for the doNathand office space in the future.

Our officers and directors can be considered a promoter of Monster Offers in consideration of his participation and managing of the business of the company since its incorporation.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                          SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 7,710,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 7,710,000 shares of common stock offered through two separate private offerings that were exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.

This table assumes that each shareholder will sell all of his/her shares available for sale following the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered will be sold following the effectiveness of this registration statement.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.


                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be       Percent
                             Common       Be           Owned       Owned
                             Shares       Offered for  Upon        upon
                             Owned Prior  Selling      Completion  completion
                             To this      Shareholder  of this     of this
Name of Selling Stockholder  Offering     Account(1)   Offering    Offering(2)
---------------------------  -----------  -----------  ----------  ----------
Akira International, Inc.          6,000        6,000         Nil    Nil
Arlan, Sheryl                      2,000        2,000         Nil    Nil
Arnone, Angela                   504,000      504,000         Nil    2.6%
Arnone, Julia                    504,000      504,000         Nil    2.6%
Artis, Michael                     4,000        4,000         Nil    Nil
Beitz, Jonathon                    6,000        6,000         Nil    Nil
Bolsa, S.A (3)                   500,000      500,000         Nil    2.6%
Breeze, William                    5,000        5,000         Nil    Nil
Business Finance Corp              6,000        6,000         Nil    Nil
Buger, Christopher                 4,000        4,000         Nil    Nil
Carlson, Ashly                     4,000        4,000         Nil    Nil
Cisinsky, Jay B.                 500,000      500,000         Nil    2.6%
Collett, Misty                    10,000       10,000         Nil    Nil
Dangott, Lillian                   2,000        2,000         Nil    Nil
Del Vecchio, Paolo               500,000      500,000         Nil    2.6%
DeStefano, Edward                507,000      507,000         Nil    2.6%
DeStefano, Juliann               500,000      500,000         Nil    2.6%
DeStefano, Mark                    7,000        7,000         Nil    Nil
Esparza, Eva                     510,000      510,000         Nil    2.6%
Gropp, Tommy                       4,000        4,000         Nil    Nil
Guidry, Chad                      10,000       10,000         Nil    Nil
Heckerson, Ed                    500,000      500,000         Nil    2.6%
Huber, Jake                        6,000        6,000         Nil    Nil
Jesky, Joan                        6,000        6,000         Nil    Nil
Jesky, Rick                      506,000      506,000         Nil    2.6%
Jesky, Richee                      6,000        6,000         Nil    Nil
Jesky, T. J.                     505,000      505,000         Nil    2.6%
Martin, Patricia L.              500,000      500,000         Nil    2.6%
McIver, Jennifer                   8,000        8,000         Nil    Nil
Monarrez, Jesus                    2,000        2,000         Nil    Nil
Niemann, Marlena D.              500,000      500,000         Nil    2.6%
Patterson, Lilia                   6,000        6,000         Nil    Nil
Pike, Linda                        4,000        4,000         Nil    Nil
Seppanen, Irina                    6,000        6,000         Nil    Nil
Stewart, Jasmine                   8,000        8,000         Nil    Nil
Trevino, Debbie                    6,000        6,000         Nil    Nil
Trevino, Deborah                   6,000        6,000         Nil    Nil
Trevino, Dustin R.                 6,000        6,000         Nil    Nil
Trevino, James                     4,000        4,000         Nil    Nil
Trevino, Timothy Sky               6,000        6,000         Nil    Nil
Turner, Andy                       2,000        2,000         Nil    Nil
Vasquez, Nancy                     8,000        8,000         Nil    Nil
Vasquez, Sandra                    6,000        6,000         Nil    Nil
Vasquez-Esparza, Esther J.       504,000      504,000         Nil    2.6%
Washington, Dana                   2,000        2,000         Nil    Nil
Westwood, Britten                  2,000        2,000         Nil    Nil
Whiting, Kirk                    500,000      500,000         Nil    2.6%

Totals:                        7,710,000   7,710,000

1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 19,560,000 common shares outstanding as of December 31, 2007.

3) Bolsa, S.A., Calle 72 Este, San Francisco, Edificio Torre Anfra, Panama City, Panama, David Gonzalez is beneficial owner who has the ultimate voting control over the shares held this entity.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or director or
3.  are not broker-dealers or affiliates of a broker-dealer


Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $     6
Legal fees and miscellaneous expenses*                $ 1,000
Audit Fees                                            $ 1,500
Transfer Agent fees*                                  $   750
Printing*                                             $   544
                                                      -------
Total                                                 $ 3,800
                                                      =======
*Estimated Expenses

                             PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock may be traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Transfer Agent

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.

Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it
(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

                              DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                           DESCRIPTION OF SECURITIES

The Company, a Nevada corporation, is authorized to issue 75,000,000 shares of Common Stock, $0.001 par value. The Company has issued 19,560,000 shares to the shareholders of the Company. The holders of Common Stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. There are currently 19,560,000 shares of Common Stock outstanding held by approximately forty-three shareholders of record. (See "Principal Shareholders").

There are no preferred shares, authorized nor issued.


Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.


Rule 144 Shares
---------------

As of December 31, 2007, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 11,250,000 shares of our common stock will be available for resale to the public after December, 2009, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 19,560 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144(k) after March 2009.


Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

                                  LEGAL MATTERS

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                      EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of Monster Offers in consideration of their participation and managing of the business of the company since its incorporation.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

                    WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                Monster Offers
                               December 31, 2007



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----

Year end December 31, 2007 Financials (audited):

Independent Auditors' Report                                       F-1
Balance Sheets                                                     F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6-10

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------


To the Board of Directors
Monster Offers
(A Development Stage Company)


We have audited the accompanying balance sheet of Monster Offers (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007, and Inception on February 23, 2007 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monster Offers (A Development Stage Company) as of December 31, 2007 and the results of its operations and its cash flows through December 31, 2007, and Inception on February 23, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not commenced its planned principal operation and has not generated any revenues as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 10, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

                               Monster Offers
              (Formerly Tropical PC Acquisition Corporation)
                       (A Development Stage Company)
                               Balance Sheet
                             December 31, 2007



Balance Sheet

                                                         December 31,
                                                             2007
                                                         -------------
Assets

Current assets:
   Cash and equivalents                                  $          -
   Funds in escrow                                             45,000
                                                         -------------
     Total current assets                                      45,000

                                                         $     45,000
                                                         =============

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts Payable                                          5,610
                                                         -------------
    Total current liabilities                                  5,610

Stockholders' equity:
   Common stock, $0.001 par value, 75,000,000
    shares authorized, 19,560,000 issued and outstanding
    as of December 31, 2007                                    19,560
   Additional paid-in capital                                  26,425
   (Deficit) accumulated during development
    stage                                                      (6,595)
                                                         -------------
                                                               39,390
                                                         -------------
                                                         $     45,000
                                                         =============


   The accompanying notes are an integral part of these financial statements.

                               Monster Offers
              (Formerly Tropical PC Acquisition Corporation)
                       (A Development Stage Company)
                          Statement of Operations
    For the Period from February 23, 2007 (Inception) to December 31, 2007



Statement of Operations


                                                            February 23, 2007
                                                            (inception) to
                                                              December 31,
                                                                 2007
                                                            ----------------
Revenue                                                     $             -
                                                            ----------------

Expenses:
Organizational Costs                                                    985
Expenses of Spin Off                                                  5,610

                                                            ----------------
   Total expenses                                                     6,595
                                                            ----------------

Net (loss)                                                  $        (6,595)
                                                            ================
Basic and Diluted
Weighted average number of
 common shares outstanding                                        11,645,714
                                                            ================

Net (loss) per share                                        $         (0.00)
                                                            ================


  The accompanying notes are an integral part of these financial statements.

                               Monster Offers
              (Formerly Tropical PC Acquisition Corporation)
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
  For the period February 23, 2007 (Date of Inception) to December 31, 2007




Statements of Changes in Stockholders' Equity


                                                     (Deficit)
                                                    Accumulated
                          Common Stock   Additional   During       Total
                       ------------------ Paid-in   Development Stockholders'
                         Shares   Amount  Capital      Stage       Equity
                       ---------- ------- -------- ---------- --------------
February 2007
 DoNathand Capital               -       -      400                       400

December 2007
 DoNathand Capital                              585                       585

December 11, 2007
 Founder's shares
 Issued               11,250,000   11,250      -           -         11,250

December 31, 2007
 Tropical PC
 Spin off shares         810,000      810   (810)         -               -

December 31, 2007
 Shares issued
 pursuant
 to a 506 offering     7,500,000    7,500   26,250          -        33,750

Net loss as of 12/31/07                                (6,595)       (6,595)
                       ---------- ------- -------- ---------- --------------

Balance,
 July 31, 2007        19,560,000  $19,560 $26,425  $   (6,595)$      39,390
                      ==========  ======= ======== ========== ==============


  The accompanying notes are an integral part of these financial statements.

                               Monster Offers
              (Formerly Tropical PC Acquisition Corporation)
                       (A Development Stage Company)
                          Statement of Cash Flow
   For the Period from February 23, 2007 (Inception) to December 31, 2007

Statement of Cash Flow
                                                           February 23, 2007
                                                            (inception) to
                                                             December 31,
                                                                 2007
                                                            ----------------
Cash flows from operating activities:
Net (loss)                                                  $        (6,595)
Changes in assets and liabilities:
  Accounts payable (income taxes)                                     5,610
                                                            ----------------

Net cash (used) by operating activities                                (985)
                                                            ----------------


Cash flows from financing activities:
Issuance of common stock                                             45,000
DoNathand capital                                                         985
                                                            ----------------
Net cash provided by financing activities                            45,985
                                                            ----------------

Net increase (decrease) in cash                                      45,000
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $        45,000
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================

  The accompanying notes are an integral part of these financial statements.

                               Monster Offers
                 (Formerly Tropical PC Acquisition Corporation)
                       (A Development Stage Company)
                       Notes to Financial Statements

NOTE 1.   General Organization and Business

The Company was organized February 23, 2007 (Date of Inception) under the laws of the State of Nevada, as Tropical PC Acquisition Corporation. The Company was incorporated to conduct any legal business. The Company plans to specialize in utilizing technology based Internet media and marketing to generate leads for businesses.

On December 11, 2007, the Company amended its Articles of Incorporation changing its name to Monster Offers. The Company was incorporated as a wholly owned subsidiary of Company Tropical PC, Inc., a Nevada corporation. Tropical PC was incorporated September 22, 2004, and, at the time of spin off was not listed on any exchange.

The directors of Tropical PC approved a spin off its Monster Offers subsidiary in the form of a stock dividend as of December 31, 2007 (the "Record Date"). The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and outstanding as of the record date.

Tropical PC spun off its wholly owned Monster Offers subsidiary in exchange for $5,000. The spin-off transaction was accomplished by the exchange of $5,000 for a subsidiary which included the same shareholder base as Tropical PC. It did not include the transfer of any hard assets or liabilities. This spin off was valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not even received a stock symbol.

Tropical PC retained no ownership in Monster Offers following the spin off. Monster Offers is no longer a subsidiary of Tropical PC, Inc.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".


NOTE 2.    Summary of Significant Accounting Practices

The Company has cash assets of $45,000 and $5,610 current liabilities as of December 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

                               Monster Offers
                 (Formerly Tropical PC Acquisition Corporation)
                         (A Development Stage Company)
                         Notes to Financial Statements

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.


Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.


Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.


Year-end
--------
The Company has selected December 31 as its year-end.


Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                               Monster Offers
                 (Formerly Tropical PC Acquisition Corporation)
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

NOTE 4 - Stockholders' equity

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On December 11, 2007, the Company issued 11,250,000 shares of its common stock to its founder for $11,250 in cash. Founder then transferred these shares to an outside party for the same price on December 31, 2007.

The Company was a subsidiary of Tropical PC, Inc. On December 31, 2007, the record shareholders of Tropical PC, Inc. received a spin off dividend of one (1) common share, par value $0.001, of Monster Offers common stock for every share of Tropical PC, Inc. common stock owned for a total 810,000 common shares issued.

On December 31, 2007, the Company issued 7,500,000 shares of its common stock pursuant to a Regulation D 506 offering for $33,750 in cash.

As of December 31, 2007, Monster Offers has 19,560,000 of its common stock issued and outstanding and none of its preferred stock issued nor outstanding.

                               Monster Offers
                 (Formerly Tropical PC Acquisition Corporation)
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

                                Monster Offers
                 (Formerly Tropical PC Acquisition Corporation)
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Pronouncements

In December 2007, the FASB issued SFAS 160, "Noncontrolling interests in Consolidated Financial Statements - an amendment of ARB No. 51". This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company's financial statements.

In February 2007 , the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

                      [BACK COVER PAGE OF PROSPECTUS]

                              MONSTER OFFERS

                          7,710,000 Shares of
                              Common Stock

                              PROSPECTUS






                   DEALER PROSPECTUS DELIVERY OBLIGATION
                   -------------------------------------

UNTIL [DATE], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                    Information Not Required in Prospectus

        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $     6
Legal fees and miscellaneous expenses*                $ 1,000
Audit Fees                                            $ 1,500
Transfer Agent fees*                                  $   750
Printing*                                             $   544
                                                      -------
Total                                                 $ 3,800
                                                      =======
*Estimated Expenses


                   RECENT SALES OF UNREGISTERED SECURITIES

On December 11, we issued 11,250,000 par value $0.001 common shares of stock to the Company's founder for $11,250 cash. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Monster Offers was a wholly-owned subsidiary of Tropical PC. The shares of Monster Offers were issued to each of Tropical PC's shareholders as a spin-off dividend of Tropical PC, Inc. on a proportional basis. The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and outstanding as of the record date.

In December, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 7,500,000 shares of its $0.001 par value common stock to non-affiliated investors for cash of $33,750 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934 offering to thirty shareholders. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

There have been no other issuance of shares since our inception on February 23, 2007. As of December 31, 2007, we have a total of approximately forty-nine (49) shareholders.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

---------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
---------------------------------------------------------------------------
         3.1          Articles of Incorporation*           This filing
                      dated February 23, 2007
---------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*            This filing
                      dated February 23, 2007
---------------------------------------------------------------------------
         3.3          Amended Articles of Incorporation    This filing
                      dated December 11, 2007
---------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.      This filing
                      the Law Offices of Thomas Cook
                      regarding the legality of the
                      securities being registered
---------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,       This filing
                      Chartered for December 31, 2007
                      audit
---------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on      This filing
                      the signature page of this
                      registration statement).
---------------------------------------------------------------------------


                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan Kaup their true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  January 15, 2008           By:  /s/ Nathan Kaup
       ----------------          ------------------------------------------
                                           Nathan Kaup
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                 Signatures
                                 ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on January 15, 2008.

                                      MONSTER OFFERS
                                 -----------------------
                                       Registrant


                                  By:   /s/ Nathan Kaup
                                        -------------------------------------
                                            Nathan Kaup
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  January 15, 2008           By: /s/ Nathan Kaup
       ----------------           -----------------------------------------
                                          Nathan Kaup
                                          Title: President, Chief Executive
                                          Officer, Chief Financial Officer,
                                          Secretary and Director (Principal
                                          Executive, Financial, and
                                          Accounting Officer)

EXHIBIT INDEX

---------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
---------------------------------------------------------------------------
         3.1          Articles of Incorporation*           This filing
                      dated February 23, 2007
---------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*            This filing
                      dated February 23, 2007
---------------------------------------------------------------------------
         3.3          Amended Articles of Incorporation    This filing
                      dated December 11, 2007
---------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.      This filing
                      the Law Offices of Thomas Cook
                      regarding the legality of the
                      securities being registered
---------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,       This filing
                      Chartered for December 31, 2007
                      audit
---------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on      This filing
                      the signature page of this
                      registration statement).
---------------------------------------------------------------------------